UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A/A


                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


                   MARYLAND                             56-1871668
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)

                         3100 SMOKETREE COURT, SUITE 600
                             RALEIGH, NORTH CAROLINA
                    (Address of principal executive offices)

                                      27604
                                   (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


TITLE OF EACH CLASS TO BE SO REGISTERED    NAME OF EACH EXCHANGE ON WHICH EACH
                                           CLASS IS TO BE REGISTERED

8 5/8% Series A Cumulative Redeemable         New York Stock Exchange

Preferred Stock


         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box: [ ]
         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box: [ ]

         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  A description of the 8 5/8% Series A Cumulative Redeemable Preferred Shares of Highwoods Properties, Inc. (the "Company"), is set forth under (i) "Description of Preferred Shares" in the Prospectus Supplement dated February 7, 1997, which will be filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 and is incorporated herein by reference, and (ii) "Description of Preferred Stock" in the Prospectus dated November 15, 1996, which was filed by the Company with the Commission pursuant to Rule 424(b) on November 19, 1996 and is incorporated herein by reference.

ITEM 2.           EXHIBITS

                  1. Amended and Restated Articles of Incorporation of the
                     Company. (Previously filed on Form S-11, file no. 33-76952, and incorporated herein by reference.)

                  2. Form of Amendment to the Articles of Incorporation of the
                     Company designating terms of the Preferred Shares registered hereby.

                  3. Specimen of certificate representing Preferred Shares.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    HIGHWOODS PROPERTIES, INC.

                                    By:       /s/ Carman J. Liuzzo
                                             Carman J. Liuzzo
                                             Vice President and Chief Financial
                                                 Officer

Date:    February 7, 1997

                                 Exhibit List

1.  Amended and Restated Articles of Incorporation of the
    Company. (Previously filed on Form S-11, file no. 33-76952, and incorporated herein by reference.)

2. Form of Amendment to the Articles of Incorporation of the Company designating terms of the Preferred Shares registered hereby.

3.  Specimen of certificate representing the Preferred Shares.